Exhibit 99.1

Press Release dated May 25, 2005, announcing the promotion of Mark Cameron to Chief Operating Officer

VantageMed Announces Promotion of Mark Cameron to Chief Operating Officer

RANCHO CORDOVA, Calif.—May 25, 2005—VantageMed Corporation (OTCBB: VMDC.OB) announced today the promotion of Mark Cameron to Chief Operating Officer. Prior to his promotion Mr. Cameron had been serving as the company’s Chief Information Officer. Mr. Cameron’s promotion also represents a consolidation of VantageMed’s Operational and Technical resources following the departure of Jeff Schuett, the company’s Vice President of Client Services.

“Given Mark’s experience, and proven leadership abilities, I have the utmost confidence in his ability to lead this mission critical part of the VantageMed team,” stated VantageMed CEO Steve Curd. “We have aggressive plans for releasing new versions of our existing software products as well as new product launches this year which make Mark’s new position paramount to our future success,” Mr. Curd added.

Prior to joining VantageMed, Mr. Cameron served as a Senior Vice President of Product Development with Beech Street Corporation, the nation’s largest independently owned Preferred Provider Organization (PPO) in the United States. Prior to joining Beech Street, Mr. Cameron was the Vice President of Production Services for WebMD Corporation and was instrumental in developing and growing WebMD’s hosted physician services. Before joining WebMD, Mr. Cameron was a Vice President at Cigna. Mr. Cameron brings to VantageMed a deep understanding of the entire physician revenue cycle management process. Mr. Cameron holds a Masters of Business Administration from the University of Dallas and a Bachelor of Science in Computer Science from the University of Tulsa.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologists and behavioral health providers nationwide. These providers use VantageMed’s core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health and Therapist Helper Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed and our other products, please call 877-879-8633, ext 4824, or visit our Website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our failure to timely and successfully develop, market and implement systems for our customers, generate revenues and cash from sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:

Kalt Rosen & Company

Howard Kalt

(415) 397-2686

investor@vantagemed.com

MEDIA CONTACT:

VantageMed Corporation

Jennifer Morgano

(877) TRY-VMED, ext. 4851

media@vantagemed.com